EXHIBIT 4.6

                                SECOND AMENDMENT
                                       TO
                          STOCKHOLDER RIGHTS AGREEMENT


         This Second Amendment to the Stockholder Rights Agreement (this "Amendment") between Equity Corporation International, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent (the "Rights Agent"), is dated as of April 17, 1997.

                                    RECITALS:

         WHEREAS, the Company and the Rights Agent have previously entered into a Stockholder Rights Agreement dated as of October 13, 1994 and amended pursuant to a certain Stockholder Rights Agreement dated as of September 10, 1996 (the "Stockholder Rights Agreement"); and

         WHEREAS, Section 26 of the Stockholder Rights Agreement provides that prior to the Distribution Date (as defined therein) and subject to certain exceptions, the Company and the Rights Agent shall, if the Company's Board of Directors (including a majority of the Continuing Directors (as defined therein) so directs, supplement or amend any provision of the Stockholders Rights Agreement without the approval of any holders of certificates representing the Company's Common Shares (as defined therein); and

         WHEREAS, the date of this Amendment is prior to the Distribution Date; and

         WHEREAS, the Board of Directors of the Company (including a majority of the Continuing Directors) has directed that the Company and the Rights Agent amend the Stockholder Rights Agreement pursuant to this Amendment;

         NOW,  THEREFORE,  in  consideration  of the premises and other good and
valuable   consideration,   the   adequacy  and  receipt  of  which  are  hereby
acknowledged, the parties hereby agree as follows:

         1. The definition of "Acquiring Person" in Section 1(a) of the Stockholder Rights Agreement shall be amended and restated in its entirety to read as follows:

                  "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company or (iii) any employee benefit plan of the Company or any Subsidiary of the Company or any Person or entity holding shares of capital stock of the Company for or pursuant to the terms of any such plan, in its capacity as an agent or trustee for any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person."

         2. Section 3(a) of the Stockholder Rights Agreement shall be amended and restated in its entirety to read as follows:

                  "(a) Until the earlier of (i) the close of business on the 30th day after the Shares Acquisition Date and (ii) the close of business on the 30th day after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such plan, in its capacity as an agent or trustee for any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) (or any successor rule) of the General Rules and Regulations under the Exchange Act, the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 20% or more of the then outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be certificates for the Rights) and not by separate certificates, and (y) the Rights and interests therein will be transferable only in connection with the transfer of the associated Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Rights certificates, in substantially the form of Exhibit B hereto (a "Rights Certificate"), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(n) hereof, then at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates."

         3. Section 11(a)(ii) of the Stockholder Rights Agreement shall be amended and restated in its entirety to read as follows:

                  "(ii) In the event that any Person (other than (i) the Company, (ii) any Subsidiary of the Company or (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or any Person or entity holding shares of capital stock of the Company for or pursuant to the terms of any such plan, in its capacity as an agent or trustee for any such plan), alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, then, promptly following the first occurrence of such event, proper provision shall be made so that each holder of a Right (except as provided in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement and in lieu of Preferred Share Fractions, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of Preferred Share Fractions for which a Right is then exercisable and (y) dividing that product (which shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the then current market price (determined pursuant to Section 11(d) hereof) per Common Share on the fifth day after the date on which a Person has become an Acquiring Person, or the fifth day after the Shares Acquisition Date, whichever market price shall be less (such number of shares being hereinafter referred to as the "Adjustment Shares"). In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action that would eliminate or diminish the benefits intended to be afforded by the Rights."

         4. Except as amended by this Amendment, the Stockholder Rights Agreement shall remain in full force and effect.



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


         5. This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                      EQUITY CORPORATION INTERNATIONAL


                                      By:
                                           ---------------------------------
                                      Name:   James P. Hunter, III
                                      Title:  Chairman, President & Chief
                                               Executive Officer

                                      AMERICAN STOCK TRANSFER & TRUST
                                      COMPANY


                                      By:
                                           ---------------------------------
                                      Name:
                                      Title:



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